Exhibit 99.1

MCBC Holdings, Inc. Reports Fiscal 2018 First-Quarter Results

Net Sales Rise with Demand for Performance Sports Boats; Company Welcomes NauticStar, Further Expanding Product Portfolio

VONORE, Tenn. – November 9, 2017 – MCBC Holdings, Inc. (NASDAQ: MCFT), the parent entity of MasterCraft Boat Company, LLC (“MasterCraft”), and Nautic Star, LLC (“NauticStar”), today announced financial results for its fiscal 2018 first quarter ended October 1, 2017.

Highlights:

•	Net sales for the first quarter increased to $65.0 million, up 7.2 percent from $60.7 million in the prior-year period.
•	First-quarter gross margin decreased 140 basis points to 27.9 percent, from an exceptionally high 29.3 percent in the prior-year period.
•	Net income totaled $7.0 million for the 2018 first quarter and the prior-year period.
•	Diluted earnings per share remained flat year-over-year at $0.38.
•	Adjusted EBITDA, a non-GAAP measure, decreased to $12.9 million from $13.3 million in the prior-year period.
•	Adjusted EBITDA Margin, a non-GAAP measure, decreased 200 basis points to 19.9 percent, from 21.9 percent in the prior-year period.
•

For the full fiscal year 2018, we expect to see Adjusted EBITDA margins for MasterCraft, excluding NauticStar, to grow to the low 19 percent range, up slightly from the 19.0 percent margin experienced in fiscal year 2017.  After taking the dilutive effect of the NauticStar acquisition, consolidated EBITDA margins for the full year 2018 are expected to be in the mid to high 17 percent range.

•	Fully diluted pro forma Adjusted net income per share, a non-GAAP measure, declined slightly to $0.40 for the first quarter, versus $0.41 in the year-earlier period.
•	First-quarter working capital management remained outstanding, as evidenced by a cash conversion cycle of 3.9 days.
•	Full fiscal year 2018 net sales growth is expected to be in the 35 percent range including nine months of NauticStar’s projected net sales.

Terry McNew, MCBC Holdings, Inc. President and Chief Executive Officer, commented, “Top-line sales grew nicely in the first quarter, driven by demand for performance sports boats. And we continue to deliver outstanding working capital management. Additionally, we recently welcomed NauticStar to the MasterCraft family. NauticStar is a well-respected, expertly built and uniquely positioned brand, and their outboard bay, deck and offshore center console boats provide us with additional product diversity and opportunities for growth going forward.”

First-Quarter Results

The following 2018 first-quarter results reflect MasterCraft only. MCBC Holdings, Inc. acquired NauticStar on October 2, 2017, post first-quarter close. Going forward, our consolidated results will include both MasterCraft and NauticStar.

Net sales for the first quarter ended October 1, 2017, rose $4.3 million, or 7.2 percent, to $65.0 million, from $60.7 million for the prior-year period. The increase reflects a 57 unit, or 7.9 percent, rise in unit sales volume and favorable pricing, partially offset by unfavorable product mix.

Gross profit for the first quarter, increased $0.4 million, or 2.0 percent, to $18.2 million, versus $17.8 million in the fiscal 2017 first quarter. Gross margin decreased to 27.9 percent from 29.3 percent for the prior-year period. The increase in gross profit resulted from a rise in unit sales volume, and was partially offset by unfavorable product mix and an increase in model-year changeover costs as we added significant new boat features to our 2018 models. This resulted in a gross margin decline when compared to the prior-year period.

Said McNew, “We continue to see solid retail activity and are comfortable with our current inventory levels. We remain optimistic about fiscal 2018 and we’re diligently working with our strong dealer network to maximize their opportunities moving forward.”

Selling and marketing expense increased $0.7 million to $2.7 million for the first quarter ended October 1, 2017, compared to the year-earlier quarter primarily due to increased dealer training costs and increased promotion activities with the introduction of the redesigned 2018 MasterCraft XStar. General and administrative expense totaled $4.3 million versus $4.1 million for the prior-year period. This increase stemmed mainly from a rise in advisory fees related to the NauticStar acquisition, partially offset by a decrease in litigation costs.

Net income totaled $7.0 million for the fiscal 2018 first quarter, same as the year-earlier period. Adjusted net income was $7.5 million, or $0.40 per share, on a pro forma, fully diluted weighted average share count of 18.8 million shares. This compares with Adjusted net income of $7.6 million, or $0.41 per share, in the prior-year period.

EBITDA was $11.8 million, compared to $12.4 million in the prior-year period. Adjusted EBITDA margin declined 200 basis points to 19.9 percent, from 21.9 percent in the prior-year period. Adjusted EBITDA was $12.9 million, a 2.8 percent decrease from $13.3 million in the prior-year period. See “Non-GAAP Measures” below for a reconciliation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income to the most directly comparable financial measures presented in accordance with GAAP.

Market Milestones

In October 2017, MCBC Holdings, Inc. acquired NauticStar, a leading manufacturer and distributor of 18 to 28-foot, high-quality bay boats, deck boats and offshore center console boats. With more than 15 years of boat manufacturing experience—including a 200,000 square-foot manufacturing facility—NauticStar has a reputation for reliability, quality and consistency, with a loyal network of dealers and customers including professional and sport fishermen, and recreational and pleasure boating enthusiasts.

Said McNew, “NauticStar provides us with a presence in two of the boating industry’s fastest growing segments: salt-water fishing and outboard propulsion. Additionally, NauticStar’s year-over-year unit growth is among the strongest in the 18 to 28-foot category and demand domestically currently exceeds supply. We look forward to leveraging our industry-leading strengths in operational excellence and financial management to further improve NauticStar’s output, quality and margin as we continue their rapid growth.”

Since acquiring NauticStar, MCBC Holdings, Inc. has hired Tim Schiek, a 22-year marine industry veteran to head NauticStar as its new president. Schiek spent more than 20 years with Brunswick Corporation, serving in a variety of leadership roles, including President of Recreational Boat Group and Sea Ray where he led his team in a business transformation, President of Brunswick’s Boston Whaler Group, the Fiberglass Fish Boat Category and Harris Kayot.

Said McNew, “We are very excited to welcome Tim as the new president of NauticStar. He is a seasoned marine industry veteran that has successfully run multiple well-known marine brands. Tim also brings keen financial, operational and dealer relationship experience. His expertise will be invaluable as we work to optimize NauticStar.”

Furthermore, the American Boatbuilders Association (“ABA”) nominated and unanimously voted MasterCraft for inclusion into its prestigious buying group. The roster of membership in the ABA is an industry “who's who” of strong, independent boat manufacturing companies. This membership is a significant benefit for the MasterCraft brand from many perspectives.

Outlook

Concluded McNew, “Looking ahead we’re optimistic about prospects for our fiscal 2018 with the sales and profit growth opportunities we have for both NauticStar and MasterCraft. And we remain committed to our five-pronged growth strategy: developing new and innovative products; further penetrating the entry-level and mid-line segment of the performance sport boat category; capturing share from adjacent boating categories; strengthening our dealer network; and driving margin expansion through continuous operational excellence.”

For full fiscal year 2018 guidance, MCBC Holdings, Inc. expects net sales growth to be in the 35 percent range including nine months of NauticStar’s projected net sales. We expect to see Adjusted EBITDA margins for MasterCraft, excluding NauticStar, to grow to the low 19 percent range from 19.0 percent in 2017.  After taking the dilutive effect of the NauticStar acquisition, consolidated EBITDA margins are expected to be in the mid to high 17 percent range. Adjusted EPS is expected to grow by over 25 percent. NauticStar will provide accretion of $0.15 to $0.20 during the 9 months post-acquisition.

For the fiscal 2018 second quarter, MCBC Holdings, Inc. expects net sales growth in the 45 percent range and Adjusted EBITDA margin to be above 15 percent. Both MasterCraft and NauticStar’s top lines are growing in the mid to high single digit range compared to the prior year.

Conference Call and Webcast Information

MCBC Holdings, Inc. will host a live conference call and webcast to discuss fiscal first-quarter results today, November 9, 2017, at 5:00 p.m. ET. To access the call, dial (800) 219-6861 (domestic) or (574) 990-1024 (international) and provide the operator with the conference ID 99156704. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the investor section of the company’s website, www.mastercraft.com, on the day of the conference call and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter audience passcode 99156704. The audio replay will be available beginning at 8 p.m. ET on Thursday, November 9, 2017, through 11:59 p.m. ET on Thursday, November 23, 2017.

About MCBC Holdings, Inc.

Headquartered in Vonore, Tenn., MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent entity of MasterCraft Boat Company and NauticStar.

About MasterCraft

MasterCraft is a world-renowned innovator, designer, manufacturer and marketer of premium performance sport boats. Founded in 1968, the company has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut the company’s goal remains the same – to continue building the world’s best ski, wakeboard, wakesurf and luxury performance powerboats. For more information, visit www.mastercraft.com.

About NauticStar

Founded in 2002, NauticStar is located on 17 acres in Amory, Mississippi. With more than 200,000 square feet of manufacturing floor space, NauticStar is one of the top producers of high quality bay boats, deck boats and offshore center console boats from 18 to 28 feet. Professional and sport fishermen, recreational and pleasure boating enthusiasts appreciate the many standard and available features that are offered by NauticStar for a customized fit for their lifestyle. For more information on NauticStar, visit www.NauticStarBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning an exciting pipeline of launches; our ability to continue our operating momentum, capture additional market share and deliver continued growth; expectations regarding driving margin expansion, sales increases and organic growth; our fiscal 2018 outlook and key growth initiatives; and our anticipated financial performance for fiscal 2018.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful integration of NauticStar, LLC into our business, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the

fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2017, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Use of Non-GAAP Financial Measures

To supplement MasterCraft’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables immediately following the condensed consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for MasterCraft's financial results prepared in accordance with GAAP.

Contacts:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillaco.com

Results of Operations for the First Quarter Fiscal Year 2018

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(Dollars in thousands, except share and per share data)

	First Quarter Ended
	October 1,	October 2,
	2017	2016

Net sales	$65,049	$60,689
Cost of sales	46,886	42,880
Gross profit	18,163	17,809
Operating expenses:
Selling and marketing	2,737	2,054
General and administrative	4,335	4,093
Amortization of intangible assets	27	27
Total operating expenses	7,099	6,174
Operating income	11,064	11,635
Other expense:
Interest expense	491	611
Income before income tax expense	10,573	11,024
Income tax expense	3,527	4,041
Net income	$7,046	$6,983

Earnings per common share:
Basic	$0.38	$0.38
Diluted	$0.38	$0.38
Weighted average shares used for computation of:
Basic earnings per share	18,615,100	18,591,808
Diluted earnings per share	18,686,626	18,592,603

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

	October 1,	June 30,
	2017	2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,680	$4,038
Accounts receivable — net of allowances of $112 and $82, respectively	6,705	3,500
Inventories	11,569	11,676
Prepaid expenses and other current assets	2,624	2,438
Total current assets	33,578	21,652
Property, plant and equipment — net	14,627	14,827
Intangible assets — net	16,616	16,643
Goodwill	29,593	29,593
Deferred debt issuance costs — net	451	481
Other	125	125
Total assets	$94,990	$83,321
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,678	$11,008
Income tax payable	2,777	780
Accrued expenses and other current liabilities	20,368	21,410
Current portion of long term debt, net of unamortized debt issuance costs	4,182	3,687
Total current liabilities	43,005	36,885
Long term debt, net of unamortized debt issuance costs	29,376	30,790
Deferred income taxes	361	953
Unrecognized tax positions	3,220	2,932
Total liabilities	75,962	71,560
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock, $.01 par value per share — authorized, 100,000,000 shares; issued and outstanding, 18,678,441 shares at October 1, 2017 and 18,637,445 shares at June 30, 2017	186	186
Additional paid-in capital	113,166	112,945
Accumulated deficit	(94,324)	(101,370)
Total stockholders' equity	19,028	11,761
Total liabilities and stockholders' equity	$94,990	$83,321

Supplemental Operating Data

The following table sets forth certain supplemental operating data for the periods indicated:

	First Quarter Ended
	October 1,	October 2,	%
	2017	2016	Variance
	(Unaudited)
	(Dollars in thousands)
Unit volume:
MasterCraft	775	718	7.9%
Net sales	$65,049	$60,689	7.2%
Net sales per unit	$84	$85	(0.7)%
Gross margin	27.9%	29.3%

Non-GAAP Measures

We define EBITDA as earnings before interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted to eliminate certain non-cash charges and other items that we do not consider to be indicative of our ongoing operations, including fees and expenses related to the company’s follow-on offering, transaction expenses associated with the acquisition of NauticStar and our stock-based compensation. We define Adjusted net income as net income adjusted to eliminate certain non-cash charges and other items that we do not consider to be indicative of our ongoing operations, including fees and expenses related to the company’s follow-on offering, transaction expenses associated with the acquisition of NauticStar, our stock-based compensation and an adjustment for income tax expense at a normalized annual effective tax rate. We define Adjusted EBITDA margin as Adjusted EBITDA expressed as a percentage of sales. Adjusted EBITDA, Adjusted net income and Adjusted EBITDA margin are not measures of net income or operating income as determined under accounting principles generally accepted in the United States, which we refer to as “GAAP.” Adjusted EBITDA and Adjusted net income are not measures of performance in accordance with GAAP and should not be considered as an alternative to net income or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use. We believe that the inclusion of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income is appropriate to provide additional information to investors because securities analysts, noteholders and other investors use these non-GAAP financial measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. We use Adjusted net income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP alone measures. We believe Adjusted net income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash items and items not indicative of our ongoing operations. Adjusted EBITDA and Adjusted net income have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes;
•	Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest payments on our indebtedness; and
•

Adjusted net income and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations.

In addition, because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to similarly titled measures of other companies, including companies in our industry.

The following table sets forth a reconciliation of Adjusted EBITDA to net income as determined in accordance with GAAP for the periods indicated:

	First Quarter Ended
	October 1, 2017	October 2, 2016
	(Unaudited)
	(Dollars in thousands)
Net income	$7,046	$6,983
Income tax expense	3,527	4,041
Interest expense	491	611
Depreciation and amortization	732	797
EBITDA	11,796	12,432
Transaction expense(a)	881	54
Litigation charge(b)	—	709
Stock-based compensation	264	119
Adjusted EBITDA	$12,941	$13,314
Adjusted EBITDA margin(c)	19.9%	21.9%

(a)	Represents fees and expenses associated with our acquisition of NauticStar, LLC and our follow-on offering.
(b)	Represents fees and expenses related to our litigation with Malibu Boats, LLC, which was settled during the fourth quarter of fiscal 2017
(c)	We define Adjusted EBITDA margin as Adjusted EBITDA expressed as a percentage of net sales.

The following table sets forth a reconciliation of Adjusted net income to net income as determined in accordance with GAAP for the periods indicated:

	First Quarter Ended
	October 1, 2017	October 2, 2016
	(Unaudited)
	(Dollars in thousands, except for share and per share amounts)

Net income	$7,046	$6,983
Income tax expense	3,527	4,041
Transaction expense(a)	881	54
Litigation charge(b)	—	709
Stock-based compensation	264	119
Adjusted net income before income taxes	11,718	11,906
Adjusted income tax expense(c)	4,218	4,286
Adjusted net income	$7,500	$7,620

Pro-forma Adjusted net income per common share
Basic	$0.40	$0.41
Diluted	$0.40	$0.41
Pro-forma weighted average shares used for the computation of:
Basic Adjusted net income per share(d)	18,619,834	18,591,808
Diluted Adjusted net income per share(d)	18,798,236	18,679,292
(a)	Represents fees and expenses associated with our acquisition of NauticStar, LLC and our follow-on offering.
(b)	Represents legal and advisory fees related to our litigation with Malibu Boats, LLC, which was settled during the fourth quarter of fiscal 2017.
(c)	Reflects income tax expense at an estimated normalized annual effective income tax rate of 36.0% for the periods presented.
(d)

The weighted average shares used for computation of pro-forma diluted earnings per common share gives effect to 58,607 shares of restricted stock awards, 64,542 performance stock units and 55,253 shares for the dilutive effect of stock options.

The following table shows the reconciliation of diluted earnings per share to  diluted pro forma Adjusted net income per share for the periods presented:

	Three Months Ended
	October 1, 2017	October 2, 2016
	(Unaudited)
Net income per diluted share	$0.38	$0.38
Impact of adjustments:
Income tax expense	0.19	0.22
Transaction expense(a)	0.05	-
Litigation charge(b)	-	0.04
Stock-based compensation	0.01	0.01
Net income per diluted share before income taxes	0.63	0.65
Impact of adjusted income tax expense on net income per diluted share before income taxes(c)	(0.23)	(0.23)
Impact of increased share count(d)	-	(0.01)
Adjusted Net Income per diluted pro-forma weighted average share	0.40	0.41

(a)	Represents fees and expenses associated with our acquisition of NauticStar, LLC and our follow-on offering.
(b)	Represents legal and advisory fees related to our litigation with Malibu Boats, LLC, which was subsequently settled during the fourth quarter of fiscal 2017.
(c)	Reflects income tax expense at an estimated normalized annual effective income tax rate of 36.0% for the periods presented.
(d)

Reflects impact of increased share counts giving effect to the exchange of all restricted stock awards, the vesting of all performance stock units and for the dilutive effect of stock options included in outstanding shares.

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